EXHIBIT (a)(7)


                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

 GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

 FOR THIS TYPE                GIVE THE IDENTIFICATION
 OF ACCOUNT:                  NUMBER OF:

 1.  An individual's account  The individual

 2.  Two or more individuals  The actual owner of the account or, if
     (joint account)          combined funds, any one of the individuals
                              on the account(1)

 3.  Husband and wife         The actual owner of the account or, if joint
     (joint account)          funds, either person(1)

 4.  Custodian account of    The minor(2)
     a minor
     (Uniform Gift to
     Minors Act)

 5.  Adult and minor          The adult or, if the minor is the only
     (joint account)          contributor, the minor(1)

 6.  Account in the name of   The ward, minor, or incompetent person(3)
     of guardian or committee
     for a designated ward,
     minor, or incompetent
     person

 7.  a. The usual revocable    The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)

     b. So-called trust        The actual owner{(1)}
         account that is
         not a legal or
         valid trust
         under State law

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 FOR THIS TYPE                GIVE THE IDENTIFICATION
 OF ACCOUNT:                  NUMBER OF:

 8.  Sole proprietorship      The owner(4)
     account
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 9.  The valid trust, estate, The legal entity (Do not furnish the trust
     or pension trust         identifying number of the personal
                              representatives or trustee unless the legal entity itself is not designated in the account title.)(5)

 10.  Corporate account       The corporation

 11.  Religious, charitable   The organization
      or educational

 12.  Partnership account     The partnership
      held in the name of the
      business

 13.  Association, club, or   The organization
      other tax-exempt
      organization

 14. The broker or registered The broker or nominee nominee

 15.  Account with the         The public entity
      Department
      of Agriculture in the
      name of a public entity
      (such as a State
      or local government, school
      district, or prison)
      that receives agricultural
      program payments

     (1) List first and circle the name of the person whose number you furnish. If only one person on the account has a social security number, that person's number must be listed.
     (2) Circle the minor's name and furnish the minor's social security number.
     (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
     (4)  Show the name of the owner.
     (5) List first and circle the name of the legal trust, estate, or pension trust.

 NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

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 OBTAINING A TAXPAYER IDENTIFICATION NUMBER

 If you don't have a taxpayer identification number or you don't know your taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security

 Administration or the Internal Revenue Service and apply for a number.

 PAYEES EXEMPT FROM BACKUP WITHHOLDING

 Payees specifically exempted from backup withholding on ALL payments include the following:

 -   A corporation.
 -   A financial institution.
 - An organization exempt from tax under section 501(a), or an individual retirement plan.
 -   The United States or any agency or instrumentality thereof.
 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 - An international organization or any agency, or instrumentality thereof.
 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 - A futures commission merchant registered with the Commodity Futures Trading Commission.
 -   A real estate investment trust.
 -   A common trust fund operated by a bank under section 584(a).
 - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 -   A trust exempt from tax under section 664 or described in section
     4947.
 - An entity registered at all times under the Investment Company Act of 1940.
 -   A foreign central bank of issue.

 PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 -   Payments to nonresident aliens subject to withholding under section
     1441.

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 -   Payments to partnerships not engaged in a trade or business in the
     U.S. and which have at least one nonresident partner.
 - Payments of patronage dividends where the amount received is not paid in money.
 -   Payments made by certain foreign organizations.
 -   Section 404(k) payments made by an ESOP.

 Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals. However, if you pay $600 or more in interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

 - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 -   Payments described in section 6049(b)(5) to non-resident aliens.
 -   Payments on tax-free covenant bonds under section 1451.
 -   Payments made by certain foreign organizations.
 -   Mortgage interest paid to you.

 Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

 Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

 PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

 PENALTIES

 (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

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 (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.  If
     you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

 (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 (4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
                              REVENUE SERVICE

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